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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 16, 2006
                Date of Report (Date of earliest event reported)

                              SUN COMMUNITIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    MARYLAND
                 (State or Other Jurisdiction of Incorporation)

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
        1-12616                                            38-2730780
(Commission File Number)                       (IRS Employer Identification No.)
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                               27777 FRANKLIN ROAD
                                    SUITE 200
                              SOUTHFIELD, MI 48034
               (Address of Principal Executive Office) (Zip Code)

                                  248-208-2500
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

     (d) Effective October 16, 2006, the Board of Directors, or the Board, of Sun Communities, Inc. (the "Company") increased the number of members of the Board from six (6) to seven (7) and appointed Robert H. Naftaly to serve as a director of the Company until the annual meeting of the Company's stockholders to be held in 2009 and until his successor is elected and qualifies. In addition, Mr. Naftaly has been appointed to the Company's Audit Committee.

          Robert H. Naftaly, age 68, is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan ("BCBSM") and as Executive Vice President and Chief Operating Officer of BCBSM. Previously, Mr. Naftaly served as Vice President and General Auditor of Detroit Edison Company and was the Director of the Department of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller, Naftaly, Herbach & Shapiro, a certified public accounting firm. In addition, Mr. Naftaly has also served as a director of Meadowbrook Insurance Group, Inc. (NYSE:MIG) since 2002 where he is currently the Chairman of the Compensation Committee and a member of the Audit Committee, the Finance Committee and the Governance and Nominating Committee.

          There is no agreement or understanding between Mr. Naftaly and any other person pursuant to which he was appointed to the Board and Mr. Naftaly has not had any transactions with the Company or any of its subsidiaries, and there is no family relationship among the Company's officers and directors and Mr. Naftaly.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

     (a) On October 16, 2006, the Board of Directors of the Company elected to be subject to Section 3-804(c) of the Maryland General Corporation Law, which election became effective on October 16, 2006 upon the acceptance for record by the State Department of Assessments and Taxation of Maryland of the Company's Articles Supplementary describing the election. The Articles Supplementary are attached as
          Exhibit 3.1 to this report.

          In order to effectuate such election, on October 16, 2006, the Board amended Article III, Section 10 of the Company's Bylaws to provide that any vacancy on the Board that results from the death or resignation of a director or an increase in the size of the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill such a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. Any vacancy on the Board that results from the removal of a director may be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill such a vacancy shall hold office until the next annual meeting of stockholders of the Company and until a successor is elected and qualifies. Article III, Section 10 of the Company's Bylaws formerly provided that any vacancy on the Board occurring for any reason other than an increase in the number of directors may be filled by a majority of the remaining directors and any vacancy on the Board occurring as a result of an increase in the number of directors may be filled by a majority vote of the entire Board, and any director so elected shall hold office for the unexpired term of the director he is replacing.

          Article II, Sections 11(a)(3) and 11(c)(1) were also amended to be consistent with the Company's election under Section 3-804(c) of the Maryland General Corporation Law. This summary of the amendments to the Company's Bylaws is qualified in its entirety by reference to the Amendments to the Bylaws of Sun Communities, Inc. attached as Exhibit
          3.2 to this report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Sun Communities, Inc.


Date: October 19, 2006                  By: /s/ Jeffrey P. Jorissen
                                            ------------------------------------
                                            Jeffrey P. Jorissen, Executive
                                            Vice President, Treasurer, Chief
                                            Financial Officer, and Secretary

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                                  EXHIBIT INDEX

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
EXHIBIT NO.   DESCRIPTION
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
    3.1       Articles Supplementary
    3.2       Amendments to the Bylaws of Sun Communities, Inc.
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